Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: March 30, 2011

CRC Health Corporation Reports Operating Results

For the Three Months and Twelve Months Ended December 31, 2010

CUPERTINO, CA, March 30, 2011 – CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months and twelve months ended December 31, 2010.

The Company has two operating divisions: recovery division and healthy living division. The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The healthy living division includes programs and treatment services for adolescent youth as well as treatment services for eating disorders, obesity, and weight management serving all age groups. Adolescent and youth treatment services include therapeutic boarding schools and educational outdoor programs for children and adolescents struggling with academic, emotional, and behavioral issues.

Consolidated net revenue for the three months ended December 31, 2010 increased $2.7 million, or 2.6%, to $106.9 million compared to the same period in 2009. For the three months ended December 31, 2010, consolidated operating expenses decreased $3.6 million to $92.1 million, or 3.8%, compared to the same period in 2009. The three months ended December 31, 2010 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) decreased $1.1 million, or 4.8%, to $22.4 million compared to $23.5 million during the same period in 2009.

Consolidated net revenue for the twelve months ended December 31, 2010 increased $16.0 million, or 3.7%, to $443.7 million compared to the same period in 2009. For the twelve months ended December 31, 2010, consolidated operating expenses increased $48.6 million to $445.5 million, or 12.2%, compared to the same period in 2009. The twelve months ended December 31, 2010 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $3.2 million, or 3.2%, to $102.3 million compared to $99.1 million during the same period in 2009.

Three Months Ended December 31, 2010 Financial Results:

The following table presents our operating income by division for the three months ended December 31, 2010 and 2009 (numbers in thousands, except for percentages).

	Three Months Ended December 31,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net revenue
Recovery division	$82,003	$79,327	$2,676	3.4%
Healthy living division	24,873	24,827	46	0.2%
Corporate	43	54	(11)	(20.4)%

	106,919	104,208	2,711	2.6%
Operating expenses
Recovery division	56,379	53,935	2,444	4.5%
Healthy living division(1)	29,022	34,185	(5,163)	(15.1)%
Corporate	6,718	7,640	(922)	(12.1)%

	92,119	95,760	(3,641)	(3.8)%
Operating income (loss)
Recovery division	25,624	25,392	232	0.9%
Healthy living division	(4,149)	(9,358)	5,209	55.7%
Corporate	(6,675)	(7,586)	911	12.0%

Operating income	$14,800	$8,448	$6,352	75.2%

(1)	Healthy living division operating expenses include $0.7 million asset impairment for the three months ended December 31, 2010 and $5.6 million goodwill impairment for the three months ended December 31, 2009.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Three Months

Ended December 31, 2010 and 2009 (in thousands):

	Three Months Ended December 31,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net Revenue
Recovery division	$82,003	$79,327	$2,676	3.4%
Healthy living division	24,873	24,827	46	0.2%
Corporate	43	54	(11)	(20.4)%

	106,919	104,208	2,711	2.6%
Adjusted Pro Forma Operating Expenses
Recovery division	52,803	50,721	2,082	4.1%
Healthy living division	27,060	26,276	784	3.0%
Corporate	4,656	3,688	968	26.2%

	84,519	80,685	3,834	4.8%
Adjusted Pro Forma EBITDA
Recovery division	29,200	28,606	594	2.1%
Healthy living division	(2,187)	(1,449)	(738)	(50.9)%
Corporate	(4,613)	(3,634)	(979)	(26.9)%

	$22,400	$23,523	$(1,123)	(4.8)%

Adjusted Pro Forma Operating Margins
Recovery division	35.6%	36.1%
Healthy living division	(8.8)%	(5.8)%
CRC Health Corporation	21.0%	22.6%

Recovery Division:

Three Months Ended December 31, 2010 Compared to Three Months Ended December 31, 2009

•

Net revenue increased $2.7 million, or 3.4%, to $82.0 million for the quarter from $79.3 million from the comparable prior-year quarter. Revenue increases were primarily driven by an increase of $1.2 million in residential facilities and an increase of $1.4 million within comprehensive treatment centers (“CTCs”). Same-facility net revenue increases were similar to total-facility net revenue increases for the quarter compared to the comparable prior-year quarter.

•

For the comparable quarters in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on the basis of Generally Accepted Accounting Principles of the United States (US “GAAP”). Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA increased $0.6 million, or 2.1%, to $29.2 million for the quarter from $28.6 million from the comparable prior-year quarter.

•	Recovery division operating expenses increased $2.4 million for the comparable quarters in 2010 and 2009 due primarily to increases in supplies, facilities and other operating costs.

•	Recovery division same-facility operating expenses increased $0.8 million driven by an increase of $0.2 million in residential facilities and an increase of $0.6 million in CTCs.

Healthy Living Division:

Three Months Ended December 31, 2010 Compared to Three Months Ended December 31, 2009

•

Net revenue remains essentially flat at $24.8 million for the quarter from the comparable prior-year quarter. The slight increase in revenue was driven by increases $1.1 million within outdoor programs, offset by a decrease of $0.8 million and $0.3 million in residential facilities and weight management programs, respectively. Same-facility net revenue increased $0.4 million to $24.5 million during the quarter from $24.1 million in the comparable prior year quarter. This increase was due to higher revenues of $1.1 million within the outdoor programs, offset by decreases of $0.5 million and $0.2 million in the residential facilities and weight management programs, respectively.

•

For the comparable quarters in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on a U.S. GAAP basis. Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA decreased $0.7 million to $(2.2) million for the quarter from $(1.4) million from the comparable prior-year quarter.

•

Healthy living division incurred a decrease of $5.2 million in operating expense, or 15.2%, primarily driven by a decrease of non-cash goodwill impairment charge of $5.6 million, offset by increases of $0.7 million in asset impairment.

•	Healthy living division same-facility operating expenses increased $0.9 million primarily due to asset impairment charges of $0.7 million.

Corporate:

Three Months Ended December 31, 2010 Compared to Three Months Ended December 31, 2009

•	Corporate operating expenses decreased $0.9 million or 12.1% for the comparable quarters in 2010 and 2009 primarily due to a decrease of $1.3 million stock-based compensation costs from 2009.

Twelve Months Ended December 31, 2010 Financial Results:

The following table presents our operating income by division for the twelve months ended December 31, 2010 and 2009 (numbers in thousands, except for percentages).

	Twelve Months Ended December 31,
			2010 vs. 2009
	2010	2009	$ Change	% Change
Net revenue
Recovery division	$327,243	$309,989	$17,254	5.6%
Healthy living division	116,270	117,515	(1,245)	(1.1)%
Corporate	193	240	(47)	(19.6)%

	443,706	427,744	15,962	3.7%
Operating expenses
Recovery division	218,025	212,208	5,817	2.7%
Healthy living division(1)	196,336	153,098	43,238	28.2%
Corporate	31,170	31,635	(465)	(1.5)%

	445,531	396,941	48,590	12.2%
Operating income (loss)
Recovery division	109,218	97,781	11,437	11.7%
Healthy living division	(80,066)	(35,583)	(44,483)	(125.0)%
Corporate	(30,977)	(31,395)	418	1.3%

Operating income	$(1,825)	$30,803	$(32,628)	(105.9)%

(1)	Healthy living division operating expenses include $21.2 million asset impairment and $52.7 million goodwill impairment for the twelve months ended December 31, 2010, and $2.3 million asset impairment and $30.5 million goodwill impairment for the twelve months ended December 31, 2009.

CRC Health Corporation Adjusted Pro forma EBITDA by Segment

and Adjusted Pro Forma Operating Margins for the Twelve Months

Ended December 31, 2010 and 2009 (in thousands):

	Twelve Months Ended December 31,
	2010	2009	2010 vs. 2009
			$ Change	% Change
Net Revenue
Recovery division	$327,243	$309,989	$17,254	5.6%
Healthy living division	116,270	117,515	(1,245)	(1.1)%
Corporate	193	240	(47)	(19.6)%

	443,706	427,744	15,962	3.7%
Adjusted Pro Forma Operating Expenses
Recovery division	206,533	200,292	6,241	3.1%
Healthy living division	115,836	109,873	5,963	5.4%
Corporate	19,032	18,445	587	3.2%

	341,401	328,610	12,791	3.9%
Adjusted Pro Forma EBITDA
Recovery division	120,710	109,697	11,013	10.0%
Healthy living division	434	7,642	(7,208)	(94.3)%
Corporate	(18,839)	(18,205)	(634)	3.5%

	$102,305	$99,134	$3,171	3.2%

Adjusted Pro Forma Operating Margins
Recovery division	36.9%	35.4%
Healthy living division	0.4%	6.5%
CRC Health Corporation	23.1%	23.2%

Recovery Division:

Twelve months Ended December 31, 2010 Compared to Twelve months Ended December 31, 2009

•

Net revenue increased $17.3 million, or 5.6%, to $327.2 million for the twelve months ended December 31, 2010 from $309.9 million from the comparable prior-year period. Revenue increases were primarily driven by an increase of $11.0 million in residential facilities and an increase of $6.2 million within CTCs. Same-facility net revenue increases were similar to total-facility net revenue increases for the twelve months ended December 31, 2010 compared to the comparable prior-year period.

•

For the comparable periods in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on the basis of Generally Accepted Accounting Principles of the United States (US “GAAP”). Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA increased $11.0 million, or 10.0%, to $120.7 million for the twelve months ended December 31, 2010 from $109.7 million of the comparable prior-year period.

•

Recovery division operating expenses increased $5.8 million for the comparable periods in 2010 and 2009 due primarily to an increase of $3.0 million in salaries and benefits, an increase of $2.0 million in supplies, facilities and other costs, and $1.0 million increase in depreciation and amortization, offset by a decrease of $0.2 million in provision for doubtful accounts.

•

Recovery division same-facility operating expenses increased $4.9 million for the twelve months ended December 31, 2010 compared to the comparable prior-year period. Operating expense increases were primarily driven by an increase of $3.3 million in residential facilities and an increase of $1.6 million within CTCs.

Healthy Living Division:

Twelve months Ended December 31, 2010 Compared to Twelve months Ended December 31, 2009

•

Net revenue decreased $1.2 million, or 1.1%, to $116.3 million for the twelve months ended December 31, 2010 from $117.5 million of the comparable prior-year period. The decrease in revenue was driven by negative economic conditions including lack of availability of student loans, census reductions, and other factors. Same-facility net revenue increased $0.3 million to $114.4 million during 2010 from $114.1 million for the comparable prior-year. The increase was primarily due to higher revenues of $3.1 million and $0.9 million in weight management and outdoor programs, respectively offset by decreases of $3.7 million at residential facilities.

•

For the comparable periods in 2010 and 2009, adjusted pro forma revenue was the same as revenue measured on a U.S. GAAP basis. Thus, the above explanations related to changes in GAAP revenue also apply to adjusted pro forma revenue.

•	Adjusted pro forma EBITDA decreased $7.2 million to $0.4 million for the twelve months ended December 31, 2010 from $7.6 million from the comparable prior-year period.

•

Healthy living division incurred an increase of $43.2 million in operating expense, or 28.2%, primarily driven by an increase in non-cash goodwill and asset impairment charges of $41.1 million, and an increase of $4.3 million in supplies, facilities and other operating costs, offset by a decrease of $2.6 million in depreciation and amortization.

•

Healthy living division same-facility operating expenses increased $19.9 million, or 18.9%, for the comparable periods in 2010 and 2009 primarily due to higher asset impairment charges of $16.2 million, an increase of $4.2 million in supplies, facilities and other operating costs, and an increase of $1.5 million in salaries and benefits, offset by a decrease of $1.7 million in depreciation and amortization and a decrease of $0.4 million in provision for doubtful accounts.

Corporate:

Twelve months Ended December 31, 2010 Compared to Twelve months Ended December 31, 2009

•

Corporate operating expenses decreased $0.5 million or 1.5% for the comparable periods in 2010 and 2009, primarily driven by a decrease of $1.9 million in salaries and benefits, offset by an increase of $1.2 million in supplies, facilities and other operating costs and an increase of $0.3 million in depreciation and amortization expenses from 2009.

EBITDA and Adjusted pro forma EBITDA are supplemental non-GAAP financial measures that CRC believes provide useful information to both management and investors concerning its ability to comply with certain covenants in its borrowing arrangements that are tied to these measures and to meet its future debt obligations. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors.

Adjusted pro forma EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, further adjusted for the items listed below in the table entitled “Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to Adjusted Pro Forma EBITDA for the Three Months and Twelve Months Ended December 31, 2010 and 2009.” Adjusted pro forma EBITDA takes into account all adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, Adjusted pro forma EBITDA is calculated on a consolidated basis and does not give effect to discontinued operations presentation.

The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. Adjusted pro forma EBITDA is for informational purposes only and does not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions had actually been completed at the beginning of such period, nor does such information purport to project the results of operations for any future period.

The presentation of these supplemental non-GAAP financial measures is not meant to be considered in isolation of, or as a substitute for net income (loss) or other financial results prepared in accordance with GAAP.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2010 AND DECEMBER 31, 2009

(In thousands, except share amounts)

	December 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,111	$4,982
Restricted cash	546	420
Accounts receivable, net of allowance for doubtful accounts of $5,044 in 2010 and $5,327 in 2009	32,706	31,558
Prepaid expenses	8,623	7,489
Other current assets	1,921	1,306
Income taxes receivable	259	676
Deferred income taxes	6,547	6,346
Current assets of discontinued operations	1,635	1,720

Total current assets	59,348	54,497
PROPERTY AND EQUIPMENT-Net	125,626	125,215
GOODWILL	521,807	573,594
INTANGIBLE ASSETS-Net	314,032	335,409
OTHER ASSETS-Net	19,411	19,619

TOTAL ASSETS	$1,040,224	$1,108,334

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,957	$3,011
Accrued liabilities	30,292	29,851
Current portion of long-term debt	11,111	8,814
Other current liabilities	18,305	25,992
Current liabilities of discontinued operations	3,619	2,114

Total current liabilities	68,284	69,782
LONG-TERM DEBT-Less current portion	598,915	622,262
OTHER LONG-TERM LIABILITIES	8,786	8,735
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	3,142	1,679
DEFERRED INCOME TAXES	105,256	117,334

Total liabilities	784,383	819,792

COMMITMENTS AND CONTINGENCIES
CRC HEALTH CORPORATION STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value-1,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2010 and December 31, 2009	—	—
Additional paid-in capital	462,970	454,880
Accumulated deficit	(205,023)	(161,363)
Accumulated other comprehensive loss	(2,106)	(4,975)

Total CRC Health Corporation stockholder’s equity	255,841	288,542

Total equity	255,841	288,542

TOTAL LIABILITIES AND EQUITY	$1,040,224	$1,108,334

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(In thousands)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
NET REVENUE:
Net client service revenue	$106,919	$104,208	$443,706	$427,744

OPERATING EXPENSES:
Salaries and benefits	51,210	50,510	213,127	211,237
Supplies, facilities and other operating costs	32,854	30,462	129,846	122,333
Provision for doubtful accounts	1,802	3,252	7,175	7,772
Depreciation and amortization	5,593	5,958	21,496	22,845
Asset impairment	660	—	21,164	2,257
Goodwill impairment	—	5,578	52,723	30,497

Total operating expenses	92,119	95,760	445,531	396,941

OPERATING INCOME (LOSS)	14,800	8,448	(1,825)	30,803
INTEREST EXPENSE	(10,529)	(8,821)	(42,780)	(44,158)
OTHER EXPENSE	—	—	(88)	(82)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,271	(373)	(44,693)	(13,437)
INCOME TAX (BENEFIT) EXPENSE	(560)	2,477	(5,119)	4,128

INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX	4,831	(2,850)	(39,574)	(17,565)
LOSS FROM DISCONTINUED OPERATIONS (net of tax benefit of ($266) and ($3,396) in the three months ended December 31, 2010 and 2009, and ($2,576) and ($5,073) in the twelve months ended December 31, 2010 and 2009, respectively)	(422)	(6,108)	(4,086)	(9,096)

NET INCOME (LOSS)	4,409	(8,958)	(43,660)	(26,661)
LESS: NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	—	(91)	—	(62)

NET INCOME (LOSS) ATTRIBUTABLE TO CRC HEALTH CORPORATION	$4,409	$(8,867)	$(43,660)	$(26,599)

AMOUNTS ATTRIBUTABLE TO CRC HEALTH CORPORATION:
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX	$4,831	$(2,759)	$(39,574)	$(17,508)
DISCONTINUED OPERATIONS, NET OF TAX	(422)	(6,108)	(4,086)	(9,091)

NET INCOME (LOSS) ATTRIBUTABLE TO CRC HEALTH CORPORATION	$4,409	$(8,867)	$(43,660)	$(26,599)

Reconciliation of Net Income (Loss) Attributable to CRC Health Corporation to

Adjusted Pro Forma EBITDA for the Three Months and Twelve Months

Ended December 31, 2010 and 2009 (in thousands):

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
NET INCOME (LOSS) ATTRIBUTABLE TO CRC HEALTH CORPORATION:
Net income (loss) attributable to CRC Health Corporation	$4,409	$(8,867)	$(43,660)	$(26,599)

Depreciation and amortization	5,598	5,993	21,527	23,141
Income tax benefit	(826)	(919)	(7,695)	(945)
Interest expense	10,530	8,822	42,786	44,166

EBITDA	19,711	5,029	12,958	39,763

ADJUSTMENTS TO EBITDA:
Discontinued operations	455	983	2,069	2,510
Asset impairment	660	6,940	21,164	11,500
Goodwill impairment	—	5,578	52,723	30,497
Non-impairment restructuring activities	439	1,105	6,881	3,819
Stock-based compensation expense	100	1,377	2,277	5,541
Foreign exchange translation	3	(29)	16	(8)
Loss on fixed asset disposal	115	706	157	1,307
Management fees	1,031	1,009	3,912	3,052
Debt costs	65	—	270	—
Worker’s compensation adjustment	(15)	402	(44)	402
Non-cash insurance adjustment	—	494	—	494
Transaction expenses	—	(33)	—	84
Write-off of cancelled acquisitions	—	—	—	62
Noncontrolling interest	—	(91)	—	(62)
Franchise taxes	(164)	44	(166)	79
Other non-recurring costs	—	9	88	94

Total pro forma adjustments to EBITDA	2,689	18,494	89,347	59,371

ADJUSTED PRO FORMA EBITDA	$22,400	$23,523	$102,305	$99,134

CRC Health Corporation	Twelve Months Ended December 31,
Selected Statistics	2010	2009
Recovery Division:
Residential facilities:
Number of facilities - end of period	50	46
Available beds - end of period	2,054	1,923
Patient days	577,170	551,899
Net revenue per patient day	$360.92	$357.48
CTCs:
Number of clinics - end of period	54	54
Patient days	9,628,338	9,427,599
Net revenue per patient day	$12.35	$11.95

Healthy Living Division:
Residential facilities:
Number of facilities - end of period	17	17
Patient days	244,633	262,713
Net revenue per patient day	$250.46	$252.82
Outdoor programs:
Number of facilities - end of period	7	7
Patient days	60,012	56,427
Net revenue per patient day	$440.23	$453.14
Weight management programs:
Number of facilities - end of period	18	18
Patient days	99,705	85,314
Net revenue per patient day	$286.41	$298.81

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, April 1, 2011 beginning at 5:00 PM Eastern Time (2:00 PM Pacific Time). The number to call within the United States is (800) 378-6592. Participants outside the United States should call (719) 785-1766. The conference ID is 1678396.

A replay of the conference call will be available starting at 8:00 PM Eastern Time on Friday, April 1, 2011 until 8:00 PM Eastern Time Friday, April 8, 2011. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 1678396.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC’s services; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC’s debt documents.

Contact:

CRC Health Corporation

Kevin Hogge, 877-272-8668

Chief Financial Officer